FOR IMMEDIATE RELEASE	For More Information Contact:
Mark A. Roberts
Executive Vice President & CFO
(413) 787-1700

UNITED FINANCIAL BANCORP REPORTS FINANCIAL RESULTS FOR 2008,
DECLARES DIVIDEND OF $0.07 PER SHARE AND ANNOUNCES HEALTHY BALANCE
SHEET AND STRONG CAPITAL AND LIQUIDITY POSITIONS

WEST SPRINGFIELD, MA—January 26, 2009—United Financial Bancorp, Inc. (the “Company”) (NASDAQ:UBNK), the holding company for United Bank (the “Bank”), reported net income of $959,000, or $0.06 per diluted share, for the fourth quarter of 2008 compared to net income of $1.3 million, or $0.08 per diluted share, for the corresponding period in 2007.  The decline in net income and earnings per share was primarily due to the recognition of a pre-tax, non-cash charge of $1.4 million for other-than-temporary impairment (“OTTI”) of all of the Company’s trust preferred securities and one municipal security.  Excluding this charge and the related tax effect of $550,000, net income would have been $1.8 million or $512,000 more than the corresponding quarter in the prior year.  Such improvement was largely due to a significant increase in net interest income, driven by net interest margin expansion and growth in average earning assets.  The quarterly operating performance was also affected by an increase in non-interest expenses.  For the year ended December 31, 2008, the Company’s net income was $7.3 million, or $0.45 per diluted share, compared to net income of $4.4 million, or $0.26 per diluted share, for the year ended December 31, 2007.  The Company also announced a quarterly cash dividend of $0.07 per share, payable on March 10, 2009 to shareholders of record as of February 17, 2009.

Total assets increased $183.9 million, or 17.0%, to $1.3 billion at December 31, 2008 from $1.1 billion at year end 2007 reflecting growth of $112.2 million, or 55.8%, in securities available for sale, $45.8 million, or 5.6%, in total loans and $20.5 million in bank-owned life insurance.  Balance sheet expansion was funded by increases of $100.6 million, or 93.1%, in Federal Home Loan Bank advances, $64.0 million, or 8.9%, in total deposits and $14.2 million, or 102.3% in repurchase agreements.  At year end, the Company continued to have considerable liquidity including significant unused borrowing capacity at the Federal Home Loan Bank and access to funding through the repurchase agreement and brokered deposit markets.  The Company’s balance sheet is also supported by a strong capital position, with total stockholders’ equity of $227.7 million, or 18.0% of total assets, at December 31, 2008.

"During the fourth quarter, the turmoil in the financial markets resulted in a further decline in the value of certain securities in our investment portfolio and the recognition of an impairment charge," commented Richard B. Collins, President and Chief Executive Officer.  “While we are disappointed with the decline in fourth quarter earnings due to securities write-downs, we are pleased with our overall performance which reflects improvement in net interest margin and growth in loans and deposits.  Our operating results also reflect the impact of higher levels of non-performing assets and net charge-offs as a result of the difficult economic environment.”  Mr. Collins further remarked that “we expect 2009 to be another difficult year for the overall economy, which may lead to further increases in non-performing assets and charge-offs.  We will continue to diligently manage our asset quality while also focusing on executing our business plan and maintaining a healthy balance sheet, a substantial capital base and a strong liquidity level.”

Financial Highlights:

•
Total securities available for sale increased $112.2 million, or 55.8%, to $313.5 million at December 31, 2008 from $201.3 million at December 31, 2007 due to the implementation of a strategy to deploy excess capital and liquidity resulting from the Company’s 2007 second-step stock offering.  At December 31, 2008, approximately 96% of the available-for-sale investment portfolio consisted of mortgage-backed and debt securities issued by government-sponsored enterprises.

•
Total loans increased $45.8 million, or 5.6%, to $870.5 million at December 31, 2008 from $824.7 million at December 31, 2007 reflecting growth in the commercial real estate (15.8%), residential real estate (5.0%), commercial (4.1%) and home equity (3.9%) portfolios as a result of business development efforts and competitive products and pricing.  Construction loan balances declined $10.0 million, or 23.7%, to $32.1 million at December 31, 2008 as a result of pay-downs and a slow-down in the underlying market.

•
Non-performing assets totaled $5.8 million, or 0.46% of total assets, at December 31, 2008 compared to $2.7 million, or 0.25% of total assets, at December 31, 2007.  The increase of $3.1 million in non-performing assets was mainly attributable to several residential and commercial real estate loans that became more than 90 days delinquent. While total non-performing loans have increased during the period, the portfolio has not been affected by loans to sub-prime borrowers since the Company has not underwritten loans targeted to this segment of the market.

•
At December 31, 2008, the ratio of the allowance for loan losses to total loans was 0.95% and the ratio of the allowance for loan losses to non-performing loans was 172%.  Net charge-offs totaled $1.3 million, or 0.15% of average loans outstanding, for the year ended December 31, 2008 compared to net charge-offs of $929,000, or 0.12% of average loans , in 2007.

•
Total deposits increased $64.0 million, or 8.9%, to $782.7 million at December 31, 2008 compared to $718.7 million at December 31, 2007 mainly due to competitive products and pricing, excellent customer service, targeted promotional activities and two new branches opened in 2008, which are both performing above plan.  Core deposit balances grew $35.8 million, or 9.6%, to $406.8 million at December 31, 2008 from $371.0 million at December 31, 2007.

•
Net interest income increased $2.5 million, or 32.1%, to $10.3 million for the fourth quarter of 2008 from the same period in 2007 as a result of net interest margin expansion and growth in average earning assets.  Net interest margin increased 44 basis points to 3.46% reflecting the use of net proceeds from the Company’s second-step stock offering to fund asset growth and a significant decrease in the cost of deposits as a result of the 400 basis point reduction in the federal funds rate from 4.25% at December 11, 2007 to 0.25% at December 31, 2008.  Average earning assets expanded $157.2 million, or 15.2%, to $1.2 billion, mainly due to loan growth and purchases of mortgage-backed securities.

•
Non-interest income decreased $1.1 million to $394,000 for the three months ended December 31, 2008 due to the impairment charge of $1.4 million, partially offset by an increase of $169,000 in income from bank-owned life insurance.  In November 2008, the Bank purchased an additional $20 million of bank-owned life insurance.

•
Non-interest expense grew $1.5 million, or 22.0%, to $8.2 million for the fourth quarter of 2008 from $6.7 million in the same period last year.  Salaries and benefits increase $880,000, or 23.7%, reflecting staffing costs for two new branches opened in 2008, an increase in stock-based compensation as a result of stock options and restricted stock granted in 2008, a higher incentive accrual associated with improved financial performance and annual wage adjustments.  Professional services grew $139,000, or 34.4%, principally due to higher legal and consulting costs.  Data processing expenses were $123,000, or 16.9%, higher as a result of growth in the total number of loan and deposit accounts serviced, new branches opened in 2008 and costs for the new branch imaging process introduced in all branches beginning in 2008.  Occupancy costs increased $120,000, or 24.8%, primarily due to the two branches opened in 2008.  Other expenses increase $197,000, or 19.2%, mainly in connection with a higher quarterly Federal Deposit Insurance Corporation insurance premium and increased foreclosed properties expenses.

United Financial Bancorp, Inc. is a publicly owned corporation and the holding company for United Bank, a federally chartered savings bank headquartered at 95 Elm Street, West Springfield, MA 01090.  The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol UBNK.  United Bank provides an array of financial products and services through its 15 full service branch offices and one express drive up branch located throughout Western Massachusetts.  Through its Wealth Management Group and its partnership with NFP Securities, Inc., the Bank is able to offer access to a wide range of investment and insurance products and services, as well as financial, estate and retirement strategies and products.  For more information regarding the Bank’s products and services and for United Financial Bancorp, Inc. investor relations information, please visit www.bankatunited.com.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, competition, and other risks detailed from time to time in the Company’s SEC reports.  Actual strategies and results in future periods may differ materially from those currently expected.  These forward-looking statements represent the Company’s judgment as of the date of this release.  The Company disclaims, however, any intent or obligation to update these forward-looking statements.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands, except par value amounts)

	December 31,	December 31,
Assets	2008	2007
	(unaudited)	(audited)

Cash and cash equivalents	$13,572	$14,254
Short-term investments	1,071	1,030
Securities available for sale, at fair value	313,506	201,257
Securities held to maturity, at amortized cost	3,191	3,632

Loans:
Residential mortgages	356,428	339,470
Commercial mortgages	248,457	214,776
Construction loans	32,082	42,059
Commercial loans	84,919	81,562
Home equity loans	120,724	116,241
Consumer loans	27,666	30,587
Total loans	870,276	824,695

Net deferred loan costs and fees	2,395	2,136
Allowance for loan losses	(8,250)	(7,714)
Loans, net	864,421	819,117

Federal Home Loan Bank of Boston stock, at cost	12,223	10,257
Other real estate owned	998	880
Deferred tax asset, net	7,969	4,953
Premises and equipment, net	12,125	10,600
Bank-owned life insurance	27,173	6,652
Other assets	6,884	6,649

Total assets	$1,263,133	$1,079,281

Liabilities and Stockholders' Equity

Deposits:
Demand	$114,178	$102,010
NOW	32,390	35,207
Savings	99,492	65,711
Money market	160,736	168,107
Certificates of deposit	375,867	347,647
Total deposits	782,663	718,682

Federal Home Loan Bank of Boston advances	208,564	107,997
Repurchase agreements	28,042	13,864
Escrow funds held for borrowers	1,667	1,356
Capitalized lease obligations	3,129	1,890
Accrued expenses and other liabilities	11,354	9,372
Total liabilities	1,035,419	853,161

Stockholders' Equity:
Preferred stock, par value $0.01 per share, authorized 50,000,000 shares;
none issued	-	-
Common stock, par value $0.01 per share; authorized 100,000,000 shares;
shares issued: 17,763,747 at December 31, 2008 and December 31, 2007	178	178
Additional paid-in capital	164,358	165,920
Retained earnings	75,888	73,026
Unearned compensation	(12,144)	(12,835)
Accumulated other comprehensive income (loss), net of taxes	2,931	(169)
Treasury stock, at cost (261,798 shares at December 31, 2008)	(3,497)	-
Total stockholders' equity	227,714	226,120

Total liabilities and stockholders' equity	$1,263,133	$1,079,281

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED INCOME STATEMENTS
(Amounts in thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(unaudited)		(unaudited)	(audited)
Interest and dividend income:
Loans	$12,498	$12,795	$50,175	$49,812
Investments	4,045	2,351	14,109	8,200
Other interest-earning assets	81	303	530	1,238
Total interest and dividend income	16,624	15,449	64,814	59,250

Interest expense:
Deposits	4,282	5,612	17,831	21,942
Borrowings	2,006	2,014	7,172	8,141
Total interest expense	6,288	7,626	25,003	30,083

Net interest income before provision for loan losses	10,336	7,823	39,811	29,167

Provision for loan losses	367	385	1,846	1,425

Net interest income after provision for loan losses	9,969	7,438	37,965	27,742

Non-interest income:
Net gain (loss) on sales of securities	15	(52)	23	(95)
Impairment charge on securities	(1,377)	(53)	(1,377)	(180)
Fee income on depositors’ accounts	1,186	1,192	4,638	4,432
Wealth management income	200	201	799	692
Other income	370	202	1,137	886
Total non-interest income	394	1,490	5,220	5,735

Non-interest expense:
Salaries and benefits	4,596	3,716	17,359	14,835
Occupancy expenses	604	484	2,327	1,925
Marketing expenses	339	326	1,440	1,374
Data processing expenses	852	729	3,190	2,735
Professional fees	543	404	1,679	1,276
Other expenses	1,224	1,027	4,695	3,894
Total non-interest expense	8,158	6,686	30,690	26,039

Income before income taxes	2,205	2,242	12,495	7,438

Income tax expense	1,246	968	5,197	3,061

Net income	$959	$1,274	$7,298	$4,377

Earnings per share:
Basic	$0.06	$0.08	$0.46	$0.26
Diluted	$0.06	$0.08	$0.45	$0.26

Weighted average shares outstanding:
Basic	15,921	16,732	16,044	16,853
Diluted	16,032	16,762	16,127	16,906

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
SELECTED DATA AND RATIOS (unaudited)
(Dollars in thousands, except per share amounts)

	At or For The Quarters Ended
	Dec. 31		Sep. 30	Jun. 30	Mar. 31	Dec. 31
	2008		2008	2008	2008	2007

Operating Results:
Net interest income	$10,336		$10,536	$9,908	$9,031	$7,823
Loan loss provision	367		644	651	184	385
Non-interest income	394		1,733	1,574	1,519	1,490
Non-interest expenses	8,158		7,806	7,550	7,176	6,686
Net income	959		2,364	2,009	1,966	1,274

Performance Ratios (annualized):
Return on average assets	0.31	% (1)	0.77%	0.68%	0.72%	0.48%
Return on average equity	1.71	% (1)	4.22%	3.52%	3.46%	3.02%
Net interest margin	3.46%		3.56%	3.46%	3.40%	3.02%
Non-interest income to average total assets	0.13	% (2)	0.57%	0.53%	0.55%	0.56%
Non-interest expense to average total assets	2.63%		2.55%	2.55%	2.62%	2.50%
Efficiency ratio (3)	67.47%		63.62%	65.76%	68.07%	70.99%

Per Share Data:
Diluted earnings per share	$0.06		$0.15	$0.12	$0.12	$0.08
Book value per share	$13.01		$12.69	$12.76	$12.86	$12.73
Market price at period end	$15.14		$14.85	$11.17	$11.08	$11.10

Risk Profile
Equity as a percentage of assets	18.03%		18.19%	18.66%	19.81%	20.95%
Net charge-offs to average loans outstanding	0.23%		0.19%	0.06%	0.12%	0.13%
Non-performing assets as a percent of total assets	0.46%		0.29%	0.39%	0.32%	0.25%
Non-performing loans as a percent of total loans, gross	0.55%		0.38%	0.48%	0.32%	0.22%
Allowance for loan losses as a percent of total loans, gross	0.95%		0.97%	0.95%	0.93%	0.94%
Allowance for loan losses as a percent of non-performing loans	171.98%		254.48%	197.39%	285.41%	432.16%

Average Balances
Loans	$862,814		$865,053	$845,304	$828,302	$820,164
Securities	314,251		306,499	288,502	211,880	193,099
Total interest-earning assets	1,193,421		1,185,244	1,146,397	1,061,978	1,036,253
Total assets	1,240,215		1,225,250	1,183,627	1,095,866	1,069,060
Deposits	775,853		765,797	761,990	730,094	721,634
FHLBB advances	213,451		214,005	170,052	116,519	157,819
Capital	224,785		224,015	228,241	227,413	168,910

Average Yields/Rates (annualized)
Loans	5.79%		5.93%	5.82%	6.06%	6.24%
Securities	5.15%		5.07%	4.94%	4.94%	4.87%
Total interest-earning assets	5.57%		5.67%	5.57%	5.80%	5.96%

Savings accounts	1.30%		1.29%	1.14%	0.98%	1.05%
Money market/NOW accounts	1.65%		1.63%	1.60%	2.03%	2.71%
Certificates of deposit	3.38%		3.41%	3.62%	4.24%	4.66%
FHLBB advances	3.52%		3.66%	3.77%	4.47%	4.82%
Total interest-bearing liabilities	2.80%		2.84%	2.90%	3.37%	3.87%

(1) Exclusive of the $1.4 million OTTI charge and related tax effect of $550,000 the return on average assets and average equity would have been 0.58% and 3.18%, respectively.
(2) Exclusive of the $1.4 million OTTI charge, non-interest income to average total assets would have been 0.57%.
(3) Excludes gains/losses on sales of securities and loans and impairment charges on securities.